AMENDMENT NO. 1 OF RECEIVABLES PURCHASE AGREEMENT


          AMENDMENT NO. 1, dated as of June 27, 1996, to the Receivables Purchase Agreement, dated as of November 15, 1994, as amended and restated as of December 29, 1995 (the "Agreement") among INTERCO RECEIVABLES CORP. (the "Seller"), ATLANTIC ASSET SECURITIZATION CORP. (the "Issuer"), and CREDIT LYONNAIS NEW YORK BRANCH ("CL-NY"), as agent (the "Agent") for the Investors (the "Amendment").

                                   RECITALS

          WHEREAS, the Seller, the Issuer and the Agent have agreed subject to the terms and conditions of this Amendment, to amend the Agreement as hereinafter set forth.

          Terms used herein but not defined herein shall have the meaning assigned thereto in the Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1.  Amendment of Agreement.  The Agreement shall be and is
              ----------------------
      hereby amended, as of the date hereof, as follows:

          (a)  The definition of "Eligible Foreign Receivable" in
     Exhibit I shall be amended to provide in its entirety as follows:

               ""Eligible Foreign Receivable" means a Receivable
                 ---------------------------
           meeting all of the criteria set forth in either of the following clauses:

                   (i)  the payment of such Receivable is fully
                supported by an irrevocable letter of credit issued by an office or branch located in the United States of an Eligible LOC Bank, the Agent holds a first priority, perfected security interest in such letter of credit, the issuer of such letter of credit has been notified of such security interest and all of the Relevant Rating Agencies shall have notified the Agent that the purchase of Receivables of the type described in this clause (i) will not result in a reduction or withdrawal of their respective ratings on the commercial paper issued by the Issuer; or


                    (ii) the Obligor of such Receivable is a Canadian resident, the Agent holds a first priority, perfected security interest in such Receivable which is enforceable under applicable Canadian law, the Agent has received an opinion of Canadian counsel for the





                Seller, in form and substance satisfactory to the Agent, as to perfection, enforcement, taxes and such other matters as the Agent may reasonably request, and all of the Relevant Rating Agencies shall have notified the Agent that the purchase of Receivables of the type described in this clause (ii) will not result in a reduction or withdrawal of their respective ratings on the commercial paper issued by the Issuer;


          provided, however, that the aggregate Outstanding Balance of
          --------  -------
          Eligible Foreign Receivables which shall be considered
          Eligible Receivables shall not at any time exceed an amount equal to 10% of the Purchase Limit."

          (b)  The definition of "Normal Concentration Percentage" in
     Exhibit I shall be amended to provide in its entirety as follows:

                    ""Normal Concentration Percentage" for any Obligor
                      -------------------------------
               means at any time 2%, or such other percentage ("Special Concentration Percentage") set forth below for such Obligor; provided that in the case of an Obligor with any Affiliated Obligor, the Normal Concentration Percentage and the Special Concentration Percentage shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that in the case of an Obligor having Receivables fully supported by an irrevocable letter of credit issued by an Eligible LOC Bank, the Normal Concentration Percentage shall be calculated as if such Eligible LOC Bank is the Obligor; provided further that the Agent may cancel any Special Concentration Percentage upon three Business Days' notice to the Seller. The Special Concentration Percentages for J.C. Penney Company, Inc. and Sears Roebuck & Co. shall be 15% and 10%, respectively; provided, however, that such Special Concentration Percentages shall be increased (subject to the Agent's right to cancel any Special Concentration Percentage upon three Business Days' notice to the Seller) or reduced based on subsequent changes in such debt ratings as set forth below:

                  Long-Term Public            Special Concentration
                 Senior Debt Rating                 Percentage
                 ------------------           ---------------------
                 A+ and A1 or above                    15%
               BBB and Baa2 or above                   10%
                 below BBB or Baa2                      2%

               The Special Concentration Percentage of Haverty
               Furniture Companies, Inc. and Wal-Mart Stores, Inc.
               shall each be 5%.  At each annual anniversary of the





               execution of the Agreement, the foregoing Special Concentration Percentages for Haverty Furniture Companies, Inc. and Wal-Mart Stores, Inc. may be revised by request of the Seller, provided that such revision is consented to by the Agent (it being understood that the Agent agrees to duly consider such request but shall have no obligation to give such consent). The Agent shall provide the Relevant Rating Agencies with prior notice of any proposed increase in any Special Concentration Percentage or the establishment of any new Special Concentration Percentage."

          (c) Clause (c) of Item 3 of Exhibit II shall be amended to provide in its entirety as follows:

               "(c) the Agent shall have received, on or prior to the date of any such purchase or reinvestment during the period from July 10 to September 10 of each year prior to the occurrence of the Facility Termination Date, evidence of the deposit, into the July CCA, of an amount equal to the maximum July Availability less, in the case of any such purchase or reinvestment during the period from August 10 to September 10 of any such year, any amount repaid to the CCA Depositors (as defined in the LAPA) following the receipt by the Agent of the Seller Report for the fiscal month of July, and".

          (d) In subclause (a) of clause (l) of Exhibit IV the reference to "Eligible Receivables" shall be amended to read
     "Receivables".

          2.  Execution in Counterparts, Etc. This Amendment may be
              ------------------------------
     executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

          3.  Agreement in Full Force and Effect. Except as amended by
              ----------------------------------
     this Amendment, all of the provisions of the Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

          4.  Amendment of Originator Purchase Agreement.  Pursuant to
              ------------------------------------------
     paragraph (n) of Exhibit IV to the Agreement, the Agent hereby consents to the amendment, as of the date hereof, of the Originator Purchase Agreement, in the form previously delivered to the Agent.





          5.  References to Agreement.  From and after the date
              -----------------------
     hereof, (a) all references in the Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

          6.  Further Assurances.  The parties hereto agree to execute
              ------------------
     and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

          7.  Governing Law.  This Amendment shall be governed by, and
              -------------
     construed in accordance with, the law of the State of New York without giving effect to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, the Seller, the Issuer and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



     SELLER:          INTERCO RECEIVABLES CORP.


                      By:  David P. Howard
                         ---------------------
                      Name:  David P. Howard
                      Title: President



     ISSUER:          ATLANTIC ASSET SECURITIZATION CORP.


                      By:  Credit Lyonnais New York  Branch,
                            as Attorney-in-Fact


                      By:  Donna Kunzig
                         ----------------------
                      Name:  Donna Kunzig
                      Title:   Vice President



     AGENT:           CREDIT LYONNAIS NEW YORK BRANCH, as Agent


                      By:  Donna Kunzig





                         -----------------------
                      Name:  Donna Kunzig
                      Title:   Vice President


     Pursuant to clause (c)(i) of Item 8 of the LAPA, each of the undersigned hereby consent to the foregoing:

     THE BANK OF NEW YORK


     By:  John C. Lambert
        -----------------------
     Name:  John C. Lambert
     Title:  Vice President


     THE INDUSTRIAL BANK OF JAPAN, LTD.,
     CHICAGO BRANCH


     By:  Hiroki Yamada
        -----------------------
     Name:  Hiroki Yamada
     Title:  General Manager


     THE BANK OF TOKYO - MITSUBISHI,
     LTD. f/k/a The Mitsubishi Bank, Ltd.


     By:  M. Aoki
        ------------------------
     Name:  M. Aoki
     Title:  Vice President